UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2007
FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33156 (Commission File Number)	20-4623678 (I.R.S. Employer Identification No.)
4050 East Cotton Center Boulevard
Building 6, Suite 68
Phoenix, Arizona 85040
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (602) 414-9300
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Signature

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
First Solar announced today that George A. (“Chip”) Hambro has decided to transition from his daily role as Chief Operating Officer to Vice President, effective May 3, 2007. As Vice President, Mr. Hambro will contribute to First Solar’s key technology related efforts.
In connection with Mr. Hambro’s new position, First Solar and Mr. Hambro entered into an Amended and Restated Employment Agreement on May 3, 2007. The term of Mr. Hambro’s employment agreement is from May 3, 2007 to June 30, 2009. Under the employment agreement, Mr. Hambro is entitled to an annual base salary of $300,000 and is also entitled to participate in First Solar’s benefit plans and programs. If during the term of the agreement, Mr. Hambro is deemed to no longer qualify for any First Solar benefit plan, First Solar will reimburse Mr. Hambro for his costs of obtaining equivalent benefits. In addition, Mr. Hambro will be reimbursed for business expenses.
Pursuant to his employment agreement, Mr. Hambro’s options will vest in full upon the completion of the original term of the employment agreement. As of the date of the employment agreement, Mr. Hambro is vested with respect to options to purchase 923,925 First Solar shares, and First Solar agreed to permit continued exercisability of such options without regard to his future termination of employment.
The employment agreement with Mr. Hambro also provides that, in the event Mr. Hambro’s employment is terminated by First Solar without cause or due to death or disability, Mr. Hambro will receive the following payments and benefits: (a) a lump sum severance payment in the amount equal to (i) $600,000, minus any base salary either previously paid or accrued and unpaid to Mr. Hambro during the term of the employment agreement, (ii) the dollar value of any accrued and unpaid vacation and (iii) any accrued and unpaid base salary; (b) vesting of all unvested options on the termination date, and in the case of a termination by First Solar without cause, continued exercisability of such options until the later of the original term of the employment agreement and 180 days following such termination; and (c) payment of Mr. Hambro’s premiums for continuation medical coverage until the earliest of June 30, 2009, the date Mr. Hambro receives comparable coverage from another employer and the date continuation coverage ends under the applicable plan or law. Mr. Hambro must sign a release in order to receive these severance payments and benefits.
Under the terms of the employment agreement, Mr. Hambro has agreed not to disclose any confidential information concerning First Solar’s business, including without limitation First Solar’s confidential designs and processes. In addition, Mr. Hambro has agreed not to compete with First Solar or solicit or hire any First Solar associates during the later of (a) three years following May 1, 2007 and (b) one year following the termination of Mr. Hambro’s employment.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.
Date: May 3, 2007	By:	/s/ I. Paul Kacir
		Name:	I. Paul Kacir
		Title:	Vice President, General Counsel and Corporate Secretary